UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF

1934

Date of Report (Date of earliest event reported):  January 23, 2017

Monogram Residential Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36750	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5800 Granite Parkway, Suite 1000 Plano, Texas 75024
(Address of principal executive offices)
(Zip Code)

(469) 250-5500
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2017, Monogram Residential Trust, Inc. (the “Company”) decided to eliminate the position of general counsel. As a result, Daniel J. Rosenberg, Senior Vice President, General Counsel and Secretary of the Company, was terminated without cause, effective February 28, 2017.  The Company and Mr. Rosenberg have agreed that Mr. Rosenberg will provide certain consulting services to the Company to assist with the transition following the effective date of his termination.  In connection with Mr. Rosenberg’s departure and in consideration of his execution of a general release of claims in favor of the Company, Mr. Rosenberg will be entitled to receive severance and other benefits in accordance with his existing severance agreement, filed with the Securities and Exchange Commission as Exhibit 10.4 to the Company’s Form 8-K on December 16, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOGRAM RESIDENTIAL TRUST, INC.

Date: January 26, 2017	by:	/s/ Mark T. Alfieri
Mark T. Alfieri
Chief Executive Officer, President and Chief Operating Officer